SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          FINANCIAL INSTITUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)

              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No Fee Required

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1. Title of each class of securities to which transaction applies: NA

            2.    Aggregate number of securities to which transaction applies:
                  NA

            3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA

            4.    Proposed maximum aggregate value transaction: NA

            5.    Total fee paid: NA

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1.    Amount previously paid: NA

            2.    Form, Schedule or Registration Statement No.: NA

            3.    Filing Party: NA

            4.    Date Filed: NA

                       [LOGO] Financial Institutions, Inc.

                  NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held at the Company's offices at 220 Liberty Street, Warsaw, New York 14569 on Wednesday, May 5, 2004, at 10:00 a.m. for the following purposes:

      1.    To elect three directors for three-year terms;

      2.    To elect one director for a two-year term; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business of March 12, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, we request you vote at your earliest convenience. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy ballot card.

Thank you for your cooperation and support.

On behalf of the Board of Directors,

/s/ Peter G. Humphrey

Peter G. Humphrey
Chairman of the Board, President and Chief Executive Officer

April 5, 2004

                          Financial Institutions, Inc.
                                www.fiiwarsaw.com
             220 Liberty Street P. O. Box 227 Warsaw, New York 14569

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with solicitation of proxies on behalf of the Board of Directors of Financial Institutions, Inc. ("FII") for the Annual Meeting of Shareholders of FII to be held on May 5, 2004.

The principal executive office of FII is located at 220 Liberty Street, Warsaw, New York 14569. The main telephone number for FII is (585) 786-1100.

The close of business of March 12, 2004 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 11,172,673 shares of common stock, each of which is entitled to one vote on each matter at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy card are being sent to shareholders is April 5, 2004.

Shareholders of record may vote by telephone, via the Internet or by mail. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark the ballot boxes, date and sign it, and then return it in the enclosed envelope (no postage is necessary if being mailed within the United States). If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Each proxy submitted will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted for the election of directors as set forth in this proxy statement. A shareholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the FII Corporate Secretary, (ii) executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.

              ELECTION OF DIRECTORS and INFORMATION WITH RESPECT TO

                               BOARD OF DIRECTORS

FII's Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and qualified. The Board of Directors believes that the nominees listed below will be available and able to serve as directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors. The holders of a majority in interest of all common stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. Directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election. Proxies indicating abstentions and broker non-votes are counted as present for quorum purposes but are not counted for or against the election of directors. FII's By-laws govern the methods for counting votes and vest this responsibility in the Inspectors of Election appointed to perform this function.

Board composition changes since the last Annual Meeting include the appointment of Joseph F. Hurley and the resignation of Bryan G. vonHahmann. The Board of Directors currently consists of twelve members and the Board has resolved that, absent any further changes in the composition of the Board prior to the Annual Meeting, upon expiration of the terms of Jon J. Cooper and Wolcott J. Humphrey, Jr., who are not standing for reelection, the number of directors constituting the entire Board shall be fixed at ten. The current Director nominees are listed in the following two tables:

======================================================================================================================
                          Age as of                                     Expiration of
Director Nominees for      Annual        Director     Expiration of       Term Upon         Company Positions and
  a Three-year Term        Meeting        Since        Current Term       Election          Principal Occupations
======================================================================================================================
Samuel M. Gullo              55            2000            2004             2007        Owner and Operator of Family
                                                                                        Furniture, a retail
                                                                                        furniture sales business;
                                                                                        President and Chief
                                                                                        Executive Officer of
                                                                                        American Classic Outfitters,
                                                                                        Inc., an apparel
                                                                                        manufacturer; Owner of: SMG
                                                                                        Development, LLC -
                                                                                        industrial real estate
                                                                                        holdings; Owner of Adams
                                                                                        Holding, LLC - commercial
                                                                                        real estate holdings.
                                                                                        Director of Wyoming County
                                                                                        Bank.
----------------------------------------------------------------------------------------------------------------------
Joseph F. Hurley             47            2003            2004             2007        Founder and Chief Executive
                                                                                        Officer of
                                                                                        Savingforcollege.com LLC, a
                                                                                        publishing and professional
                                                                                        education company that
                                                                                        focuses on Section 529
                                                                                        qualified tuition programs.
                                                                                        Partner in Bonadio & Co.,
                                                                                        LLP, a public accounting
                                                                                        firm. Director of Burke
                                                                                        Group, Inc. and The FI
                                                                                        Group, Inc.
----------------------------------------------------------------------------------------------------------------------
James H. Wyckoff             52            1985            2004             2007        University Professor with
                                                                                        the Departments of Public
                                                                                        Administration and Economics
                                                                                        at State University of New
                                                                                        York Albany.
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
                           Age as of                                     Expiration of
 Director Nominee for a      Annual       Director     Expiration of       Term Upon        Company Positions and
     Two-year Term          Meeting        Since        Current Term       Election         Principal Occupations
======================================================================================================================
Pamela Davis Heilman          55            2002            2005             2006        Partner in the law firm
                                                                                         Hodgson Russ LLP since
                                                                                         1984. Vice President
                                                                                         Business Division for last
                                                                                         five years.
----------------------------------------------------------------------------------------------------------------------

The following table sets forth information about the continuing directors.

======================================================================================================================
                          Age as of
                           Annual        Director
Director Name              Meeting        Since      Expiration of Term  Company Positions and Principal Occupations
======================================================================================================================
John R. Tyler, Jr.           69            2000             2006         Retired as corporate attorney in 2000.
                                                                         Formerly Partner of Nixon Peabody LLP,
                                                                         specializing in banking regulation and
                                                                         corporate finance. Director of Bath
                                                                         National Bank.
----------------------------------------------------------------------------------------------------------------------
James E. Stitt               55            2003             2006         President and Chief Executive Officer of
                                                                         Alcas Corporation, a manufacturer of Cutco
                                                                         brand of cutlery since 2001. President and
                                                                         Chief Operating Officer of Alcas
                                                                         Corporation from 1999 - 2001. Director of
                                                                         First Tier Bank & Trust.
----------------------------------------------------------------------------------------------------------------------
Peter G. Humphrey            49            1983             2005         Chairman of the Board, President and Chief
                                                                         Executive Officer of FII since 1994.
                                                                         Director of the New York Bankers
                                                                         Association.  Director of the Buffalo
                                                                         Branch of the Federal Reserve Bank of New
                                                                         York.  Chairman of the Boards of Wyoming
                                                                         County Bank, The National Bank of Geneva,
                                                                         Bath National Bank and First Tier Bank &
                                                                         Trust.  Director of Burke Group, Inc. and
                                                                         The F. I. Group, Inc.
----------------------------------------------------------------------------------------------------------------------
Barton P. Dambra             62            1993             2005         President of Markin Tubing LP, a
                                                                         manufacturer of steel tubing with worldwide
                                                                         sales. Director of The National Bank of
                                                                         Geneva.
----------------------------------------------------------------------------------------------------------------------
John E. Benjamin             62            2002             2005         President of 3 Rivers Development
                                                                         Corporation, a not-for-profit business for
                                                                         the public and private economic development
                                                                         of businesses and government in the greater
                                                                         Corning, New York area.  Director of Bath
                                                                         National Bank.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Susan R. Holliday            48            2002             2005         President and Publisher of the Rochester
                                                                         Business Journal, Inc., a business
                                                                         newspaper, since 1988.  Director of RGS
                                                                         Energy Group, Inc. from 1997 - 2002.
                                                                         Advisory Board member of RGE since 2002
----------------------------------------------------------------------------------------------------------------------

In 2003, the Board of Directors held ten meetings. All directors attended more than 75% of the Board meetings and the meetings of Committees on which they serve with the exception of Jon J. Cooper, who was unable to attend three of the ten Board meetings. There is no required attendance policy with respect to the Annual Meeting of Shareholders, however 100% of the directors did attend the 2003 FII Annual Meeting. John R. Tyler, Jr. is the Lead Director, and presides at executive sessions of non-management directors.

The Board of Directors has established the following three standing committees:
Audit; Management Development & Compensation; and Nominating/Governance. All three committees function under written charters, which outline the respective authority, membership, meetings, duties and responsibilities.

The Audit Committee reviews the general scope of the audit conducted by the independent auditors, and matters relating to our financial reporting, internal control systems and credit quality. In performing its function, the Audit Committee meets separately with representatives of the independent auditors, internal auditors, loan review firm and senior management. In 2003, the Audit Committee held seven meetings. The Audit Committee membership is currently comprised of Barton P. Dambra as Chairperson, John R. Tyler, Jr., Susan R. Holliday, James E. Stitt, and Joseph F. Hurley. After a review of the requirements, his qualifications and experience including being a New York State Certified Public Accountant, along with discussions with outside legal counsel, the Board has concluded that Barton P. Dambra fully meets the required "audit committee financial expert" definition. See further discussion of committee in the separate Audit Committee Report on pages 9 -10.

The Management Development & Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of our executive officers, for establishing policies relating to our overall compensation plans, practices and employee benefits, and overseeing management development and succession plans. The Committee also administers our Management Stock Incentive Plan and grants awards to eligible employees under the plan. The Management Development & Compensation Committee membership is currently comprised of Pamela Davis Heilman as Chairperson, Samuel M. Gullo, and John E. Benjamin. In 2003, the Management Development & Compensation Committee held twelve meetings.

The Nominating/Governance Committee is charged with assisting the Board of Directors in identifying qualified individuals to become directors, determining membership on Board committees and addressing corporate governance issues. The Nominating/Governance Committee membership is currently comprised of John R. Tyler, Jr. as Chairperson, James H. Wyckoff, Pamela Davis Heilman, and John E. Benjamin. Committee members are considered independent under the NASDAQ rules. In 2003, the Nominating/Governance Committee held seven meetings. This committee's charter is available on pages 20 - 21 as Exhibit B as well as on FII's website at www.fiiwarsaw.com. The FII Nominating / Governance Committee will consider nominations made by shareholders or directors received timely pursuant to FII's By-laws. The evaluation process will include, but not limited to, determining (i) whether the nominee would be independent as defined in the Corporate Governance Guidelines, (ii) that the nominee fits the qualifications set forth in the FII Board Succession Plan, and (iii) that the nominee fits the Board's then current needs for diversity, geographic distribution, and professional expertise. Written nominations should be directed to the FII Director of Human Resources. The committee will evaluate all nominees on the same basis, provided that current directors who are eligible for reelection may be evaluated solely on the basis of their record of performance as an FII director.

In 2003 directors who were not employed by FII or our subsidiary banks were paid an annual retainer of $10,000, 50% in cash and 50% in FII common stock, and a separate fee for each Board and Committee meeting that they attended. The 2003 fee schedule for attending each meeting was as follows: $1,000 per Board meeting, $600 per committee meeting for a Committee Chairperson, and $500 per committee meeting for each other member. We do not compensate directors who are employed by us or our subsidiary banks for service as directors. Under the 1999 Directors Stock Incentive Plan, our non-employee directors receive option grants of 1,000 shares of FII common stock annually. The annual option grants to non-employee directors in May 2003 contained an exercise price of $20.50 and a three-year vesting period. An eligible director whose service begins on a date other than the date of an Annual Meeting of Shareholders receives a pro rata option grant.

                                 STOCK OWNERSHIP

The following table sets forth information, based upon representations by such persons or entities, believed by FII to be the beneficial owners of more than 5% of its outstanding common stock. Unless otherwise indicated, each person named below held sole voting and investment power over the shares held.

====================================================================================
        Name                            Address            Number of      Percent of
                                                            Shares         Class(6)
====================================================================================
Estate of Donald G. Humphrey     C/O Nixon Peabody LLP
                                  Rochester, NY 14604       591,979          5.16%
------------------------------------------------------------------------------------
Wyoming County Bank               55 North Main Street
(Held in Trusts)                    Warsaw, NY 14569        869,989          7.58%
------------------------------------------------------------------------------------
James H. Wyckoff                  2122 Rosendale Road
                                  Niskayuna, NY 12309       915,127(3)       7.98%
------------------------------------------------------------------------------------
                                   220 Liberty Street
Peter G. Humphrey                   Warsaw, NY 14569        582,869(2)       5.08%
------------------------------------------------------------------------------------

The following table sets forth information, as of March 12, 2004, with respect to the beneficial ownership of FII's common stock (including vested portion of options) by (a) each of the continuing directors and nominees, (b) the continuing "Named Executive Officers" specified in the Summary Compensation Table, and (c) all directors and executive officers of FII as a group.

================================================================================
                                        Number of Shares
            Name                        of Common Stock(1)   Percent of Class(6)
================================================================================
Peter G. Humphrey                            582,869(2)            5.08%
--------------------------------------------------------------------------------
Barton P. Dambra                              12,597                  *
--------------------------------------------------------------------------------
Samuel M. Gullo                                7,748                  *
--------------------------------------------------------------------------------
John R. Tyler, Jr                              3,197                  *
--------------------------------------------------------------------------------
Joseph F. Hurley                                 953                  *
--------------------------------------------------------------------------------
James H. Wyckoff                             915,127(3)            7.98%
--------------------------------------------------------------------------------
John E. Benjamin                                 881                  *
--------------------------------------------------------------------------------
Pamela Davis Heilman                             681                  *
--------------------------------------------------------------------------------
Susan R. Holliday                              6,681                  *
--------------------------------------------------------------------------------
James E. Stitt                                   507                  *
--------------------------------------------------------------------------------
Jon J. Cooper                                 44,932                  *
--------------------------------------------------------------------------------
Douglas L. McCabe                             27,875                  *
--------------------------------------------------------------------------------
Randolph C. Brown                             33,938(4)               *
--------------------------------------------------------------------------------
Thomas D. Grover                               1,537                  *
--------------------------------------------------------------------------------
Directors and executive officers as a      2,617,312(5)           22.82%
group (18 persons)
--------------------------------------------------------------------------------

*     Denotes less than 1%

(1) Includes amounts subject to stock options granted exercisable within 60 days of March 12, 2004: 75,200; 3,800; 2,951; 2,200; 67; 3,000; 533; 333;
      333; 67; 41,332; 24,667; 29,068; 1,037 for individuals listed respectively. For the group this totals 221,681 shares.

(2) Includes 301,019 shares held by trusts over which, Mr. Humphrey, as trustee, exercises voting and disposition powers.

(3) Includes 661,600 shares held in trust accounts - as trustee, Mr. Wyckoff exercises voting and disposition powers. Includes 26,700 shares held in a family foundation - as a Board member of the foundation, Mr. Wyckoff shares voting and disposition powers.

(4)   Includes 50 shares held in a custodian account for his son.

(5) Includes 869,989 shares held by Wyoming County Bank as Trustee under various trust agreements.

(6) The percent of class assumes the exercise of all outstanding vested options issued to Directors and management and, therefore, on a pro forma basis, 11,470,768 shares of common stock outstanding.

                             STOCK PERFORMANCE GRAPH

The Stock Performance Graph compares the cumulative total return on FII's common stock against the cumulative total return of the NASDAQ Stock Market Index of U.S. Stocks and the SNL Securities L.C. ("SNL") $1 Billion - $5 Billion Bank Asset Size Index, for the period since June 25, 1999, when FII began trading publicly, through December 31, 2003. The graph assumes that $100 was invested on June 25, 1999 in FII's common stock and the indices, and that all dividends were reinvested.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

---------------------------------------------------------------------------------------------------
                                                         Period Ending
                                  -----------------------------------------------------------------
Index                             06/25/99   12/31/99    12/31/00   12/31/01    12/31/02   12/31/03
---------------------------------------------------------------------------------------------------
Financial Institutions, Inc.       100.00      82.28       95.32     167.91      214.84     212.24
NASDAQ - Total US                  100.00     159.62       96.09      76.23       52.70      79.39
SNL $1B-$5B Bank Index             100.00      94.69      107.45     130.56      150.71     204.95
---------------------------------------------------------------------------------------------------

Source : SNL Financial LC, Charlottesville, VA                    (434) 977-1600
(C) 2004

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Company assists the Board of Directors in its general oversight of the Company's financial reporting process, internal controls and audit functions. The Audit Committee is comprised solely of independent members, including a financial expert, as defined by the NASDAQ rules, and operates under a written charter adopted by the Board of Directors. The Committee reviews and assesses the adequacy of its charter on an annual basis. See the Audit Committee charter as Exhibit A on pages 18 - 19.

Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, the Company's Audit Committee met with management and the independent accountants to review and discuss the Company's December 31, 2003 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with KPMG's independence.

I.    Audit Fees

Fees billed by KPMG for professional services rendered in connection with the audits of the Company's consolidated financial statements, the limited reviews of the interim consolidated financial statements included in the Company's Forms 10-Q and consents and review of documents filed with the SEC were $170,500 for fiscal year ended December 31, 2003 and $255,475 for fiscal year ended December 31, 2002.

II.   Audit Related Fees

Audit-related services consist of audits of the Company's broker-dealer subsidiary's financial statements, financial statements of employee benefit plans, acquisition due diligence, regulatory compliance procedures, and consultation concerning financial accounting and reporting standards. These fees were $46,500 for fiscal year ended December 31, 2003 and $60,410 for fiscal year ended December 31, 2002.

Tax Fees

Aggregate fees for tax compliance and advisory services for the fiscal year ended December 31, 2003 were $81,250 and $83,720 for the fiscal year ended December 31, 2002.

All Other Fees

No additional fees than reported as audit fees, audit related fees and tax fees were billed by KPMG for the fiscal years ended December 31, 2003 and December 31, 2002.

Procedures have been adopted that require Audit Committee pre-approval of permissible services to be performed by the independent accountant, including the fees and other compensation to be paid; certain routine additional professional services not to exceed $10,000 per quarter may be performed at the request of the Company without such approval. The additional professional services include tax assistance, research and compliance, assistance in research of accounting literature, and assistance in due diligence activities. A listing of the additional services provided to the Company each quarter, if any, is provided to the Company's Audit Committee at the first scheduled meeting after the end of the quarter. Reporting of these services is a standing agenda item for each Audit Committee meeting.

Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                          Barton P. Dambra, Chairperson
                               John R. Tyler, Jr.
                                Susan R. Holliday
                                 James E. Stitt
                                Joseph F. Hurley

                       COMPENSATION OF EXECUTIVE OFFICERS

             MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee (Committee), which serves as the Compensation Committee of the Company, is composed entirely of independent directors as defined by the rules of the National Association of Securities Dealers, Inc. As described in the Committee charter, the primary responsibilities of the Committee include:

      o Approving the design of the compensation program for the Company's executives that includes:

            -     Base salary and benefits,

            -     Short-term incentive cash compensation, and

            -     Long-term stock option program.

      o Establishing policies relating to overall compensation practices and employee benefits.

In designing these programs, the Committee focuses on several important goals:

      o Aligning the interests of executives with shareholders' goals of maximizing long-term share value and return.

      o Attracting, retaining and motivating high-performing executives in the most cost-efficient manner.

      o     Creating a high-performing and satisfying workplace.

In 2003, the Company conducted a comprehensive review of its employee compensation and benefit programs. The objectives of the study were several: to maintain programs that would enable the Company to attract and retain quality employees; to control the overall costs of compensation and benefits; to support the key business and strategic objectives of the Company, and to validate that current salary ranges and structures used are in line with those of comparable financial institutions.

The Committee determined that the Company's aggregate employee compensation and benefit costs compared very favorably with other financial services industries of similar size, when measured as a percentage of average assets, total revenue, total non-interest expense, as well as total cost per employee. Benefit plan and incentive compensation designs were reviewed as well. As a result, changes were made in benefit plan design that should reduce overall expense over time while allowing the Company to remain competitive in the labor market.

The Company's compensation program reflects a mix of stable and at risk compensation. The Committee believes that this structure fairly rewards executives and aligns their interests with those of shareholders in an efficient manner. The method of determining compensation for senior executives is described in more detail below.

Base salary. The performance of each senior executive is evaluated annually against the duties outlined in that person's position description as well as annual goals that have been identified for the upcoming year. Based on the outcome of the performance evaluation, an annual base rate is established. Formal salary ranges have been developed based upon duties as described in each position description. The Committee periodically reviews the ranges which have been set to make sure they adequately reflect the position descriptions and the Company's overall management structure. To ensure competitive salaries, the Committee regularly reviews industry compensation surveys and market rates generally for organizations of similar size. While these benchmarks are used as guidelines, individual performance is considered first when base compensation is established. The Committee intends that salaries be set roughly at peer medians accounting for size, cost of living differences and organizational performance. Year-to-year increases in base salary depend upon prior year performance, determined through the formal evaluation process. Merit increases are based on the individual's performance rating and the executive's placement within the salary range for his or her position.

Incentive compensation. The incentive compensation program provides senior executives with additional incentive to meet performance targets set by the Committee. Senior executives receive bonus compensation at year-end, based upon the Company's performance and the performance of their business unit relative to targets established at the beginning of the year. Targets are based on prior year performance, an assessment of the current and expected opportunities and market conditions and the specific strategic objectives established for the current year. Incentive compensation also is based on objective performance with respect to return on equity, net interest margin, non-interest income relative to average assets and non-interest expense relative to average assets. These targets are aligned with the Company's strategic direction and focus. Because Company objective targets were not achieved, bonus compensation for each senior executive was reduced by at least 50% versus 2002.

Stock options. To encourage growth in shareholder value, the Committee provides senior executives with stock options. The stock option plan, which was approved by the shareholders, is intended to encourage share ownership in order to motivate and retain key officers who are in a position to substantially affect the long-term success of the Company. The Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of aligning the interests of executives with those of the Company's shareholders. The Company's senior executives received a five-year grant of stock options in 1999 as part of the program which expired on December 31, 2003. Effective January 1, 2004, the Committee adopted a new five-year program under which stock options are granted annually to all participants, including senior executives, based on a multiple of base salary. In designing the program, the Committee weighed the incentive gains from stock options with the accompanying dilution of ownership to arrive at a plan which is beneficial to the long run interests of the Company's shareholders.

The principal components of the 2003 compensation program for named executives are summarized in the table on the next page.

Chief Executive Officer. Mr. Peter Humphrey's compensation is determined in generally the same manner as other senior executives, as described above, but with particular focus on overall company performance versus objective targets. Using these criteria, the Committee conducts an annual evaluation of Mr. Humphrey's performance to determine year-to-year changes in his base salary and his incentive compensation. As a result of his annual review in 2002, his base salary for 2003 was increased by 7% over his base salary for 2002. For purposes of determining his incentive compensation for 2003, Mr. Humphrey's review focused on the Company's financial performance in 2003, its strategic and tactical achievements during the year and its organizational development and utilization of senior executives and the Board of Directors. Although Mr. Humphrey achieved many of his and the Company's performance goals for 2003, especially in the area of strategic initiatives, the Company's 2003 financial performance inhibited his ability to earn his full incentive compensation, and his 2003 bonus decreased 64% versus the prior year.

                 MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE
                        Pamela Davis Heilman, Chairperson
                                John E. Benjamin
                                 Samuel M. Gullo

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information about the compensation received by our Chief Executive Officer and our four other most highly compensated executive officers (collectively, the "Named Executive Officers") in the capacities indicated.

                                                                                    Long-Term
                                                                                  Compensation
                                                   Annual Compensation               Awards
                                                  -----------------------------------------------------------------------
                                                                            Securities                      All Other
                                                                            Underlying                        Compen-
              Name and                             Salary       Bonus      Options/SARS      Payouts    sation (1) (2) (3)
         Principal Position            Year          ($)         ($)            (#)            ($)              ($)
--------------------------------------------------------------------------------------------------------------------------
Peter G. Humphrey                      2003        366,167       55,977            0            0              66,370
President & Chief Executive            2002        341,703      154,022            0            0              61,481
Officer of FII                         2001        319,844      166,872            0            0              41,680

Jon J. Cooper                          2003        213,623       45,756            0            0              31,466
Senior Vice President of FII and       2002        199,653       95,819            0            0              23,619
President & Chief Executive Officer    2001        184,500       96,845            0            0              24,536
of Wyoming County Bank

Randolph C. Brown                      2003        166,701       33,000            0            0              32,758
Senior Vice President of FII and       2002        130,286       66,049            0            0              21,942
President & Chief Executive Officer    2001        120,745       64,325            0            0              32,707
of The National Bank of Geneva

Douglas L. McCabe                      2003        162,831       25,361            0            0               3,000
Senior Vice President of FII and       2002        155,861       67,839            0            0              11,000
President & Chief Executive Officer    2001        150,000       35,898       37,000            0               4,128
of Bath National Bank

Thomas D. Grover                       2003        151,825       35,000            0            0                   0
Senior Vice President and Chief
Risk Officer of FII.

----------
(1) Includes, for 2003, matching and additional performance contributions made by us under our 401(k) plan in the amounts of $3,000, $3,000, $3,000, and $3,000, for Messrs. Humphrey, Cooper, Brown, and McCabe, respectively. Also includes the entire amount of endorsement split-dollar life insurance premiums paid by us (including amounts that will be recovered by us upon payment of the policy or other events) in the amounts of $50,831, $28,466, and $29,758 for life insurance policies for Messrs. Humphrey, Cooper, and Brown, respectively. Additionally for Mr. Humphrey the amount includes $12,539 as consideration for relinquishing his interest in a previous split dollar insurance policy arrangement.

(2) Includes, for 2002, matching and additional performance contributions made by us under our 401(k) plan in the amounts of $11,000 each for Messrs. Humphrey, Cooper, Brown, and McCabe. Also includes the entire amount of split-dollar life insurance premiums paid by us (including amounts that will be recovered by us upon payment of the policy or other events) in the amounts of $50,481, $12,619, and $10,942 for life insurance policies for Messrs. Humphrey, Cooper, and Brown, respectively.

(3) Includes, for 2001, matching and additional performance contributions made by us under our 401(k) plan in the amounts of $8,295, $9,030, $4,889 and $4,128 for Messrs. Humphrey, Cooper, Brown, and McCabe respectively. Also includes the entire amount of split-dollar life insurance premiums paid by us (including amounts that will be recovered by us upon payment of the policy or other events) in the amounts of $33,385, $15,506, and $27,818 for life insurance policies for Messrs. Humphrey, Cooper, and Brown, respectively.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

======================================================================================================================
                                                           Market Price                 Potential Realizable Value at
                     Securities     % of Total   Exercise  ($ per share)                 Assumed Annual Rate of Stock
                     Underlying      Options     or Base   if different                    Price Appreciation for
                      Options       Granted to    Price        than                             Option Term(3)
                      Granted       Employees    ($ per      exercise    Expiration    -------------------------------
      Name              (#)          in 2003      Share)       price        Date       0% ($)      5% ($)     10% ($)
======================================================================================================================
Randolph C. Brown     3,000(1)        4.56%      $24.68         N/A       7/28/2013     $0        $46,571    $118,026
----------------------------------------------------------------------------------------------------------------------
Thomas D. Grover      2,712(2)        4.12%      $22.51         N/A       2/18/2013     $0        $38,399
                                                                                                  $97,314
----------------------------------------------------------------------------------------------------------------------

(1)   Vests in 3 equal installments annually beginning on 7/28/2004.

(2)   Vests in 3 equal installments annually beginning on 2/18/2004.

(3) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of FII's common stock. There can be no assurances that the values reflected in this table will be achieved.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR END OPTION VALUES

====================================================================================================================
                                  Aggregate               Number of Securities             Value of Unexercised
                                    Option           Underlying Unexercised Options            In-The-Money
                                  Exercises                of Fiscal Year End          Options at Fiscal Year End(1)
====================================================================================================================
                              Shares
                             Acquired      Value
                           on Exercise    Realized
          Name                 (#)          ($)       Exercisable     Unexercisable    Exercisable    Unexercisable
====================================================================================================================
Peter G. Humphrey              None          --          75,200          18,800        $1,070,096        $267,542
Jon J. Cooper                  None          --          41,332          10,333        $  588,154        $147,038
Randolph C. Brown              None          --          29,068          10,267        $  413,638        $114,059
Douglas L. McCabe              None          --          24,667          12,333        $  169,709        $ 84,851
Thomas D. Grover               None          --              67           2,845        $      194        $ 15,898
--------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised stock options represents the difference between the exercise prices of the stock options and the closing price of FII's common stock on the NASDAQ national market on December 31, 2003, which was $28.23 per share.

                                  BENEFIT PLANS

FII maintains a defined benefit retirement plan that covers all of our full- and part-time employees who satisfy the eligibility requirements. Employees are eligible to participate in the plan if they have completed one year of employment and are at least 21 years of age. Participants with five or more years of service are entitled to annual pension benefits beginning at 62 years of age. The amount of the retirement benefit is 1.75% of the participant's highest average five consecutive years' compensation multiplied by the number of years of service up to 35 years, plus 1.25% of the participant's highest average five consecutive years' compensation for service in excess of 35 years, not to exceed 40 years of creditable service, less 0.49% of the average of the participant's final three years' compensation multiplied by the number of years of service up to 35 years. If a participant terminates employment with us before completing five years of service, such person forfeits the right to receive plan benefits. Total plan expense charged to our operations for 2003, 2002 and 2001 and was $1,364,000, $726,000, and $270,000, respectively, and the market value of the assets held by the plan at December 31, 2003 was approximately $17.56 million. The following table sets forth the estimated plan benefits payable upon retirement for various levels of compensation and years of service:


================================================================================
                                          Years of Service
================================================================================
Compensation           15           20           25           30            35
------------           --           --           --           --            --
================================================================================
  $150,000           30,518       40,691       50,864       61,037        71,209
  $175,000           36,143       48,191       60,239       72,287        84,334
  $200,000           41,768       55,691       69,614       83,537        97,459
  $250,000           41,768       55,691       69,614       83,537        97,459
  $300,000           41,768       55,691       69,614       83,537        97,459
  $350,000           41,768       55,691       69,614       83,537        97,459
  $400,000           41,768       55,691       69,614       83,537        97,459
  $450,000           41,768       55,691       69,614       83,537        97,459
  $500,000           41,768       55,691       69,614       83,537        97,459
  $550,000           41,768       55,691       69,614       83,537        97,459
  $600,000           41,768       55,691       69,614       83,537        97,459
  $625,000           41,768       55,691       69,614       83,537        97,459
--------------------------------------------------------------------------------

For purposes of determining benefits under the plan, compensation includes salary and bonus but cannot exceed $200,000. The benefit computation is based on a life annuity with a five-year certain. The Social Security Offset (included in the above figures) is 0.49% times the three-year final average salary up to covered compensation times the number of years of creditable service up to 35 years. This offset assumes a 2003 benefit for a participant of age 65. The estimated credited years of service for each of the Named Executive Officers as of December 31, 2003 were as follows: Peter G. Humphrey, 24.417; Jon J. Cooper, 5.750; Randolph C. Brown, 11.167; Douglas L. McCabe, 2.667, and Thomas D. Grover ..25.

FII also maintains a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. At least one year of service is required to be eligible for employer-matching contributions. Participants may contribute up to 50% of their compensation to the Plan, subject to IRS limitations. Each year we determine, at our discretion, the amount of matching contributions. Total plan expense for 2003, 2002, and 2001 was $299,000, $1,057,000, and $708,000, respectively.

                              EMPLOYMENT AGREEMENTS

FII has a three-year employment agreement with Peter G. Humphrey providing for his employment as FII's President and Chief Executive Officer. The agreement includes change of control and change of authority provisions. If his employment is terminated within twelve months after a change in control and a change of authority (as those terms are defined in the agreement), Mr. Humphrey will receive an amount equal to the sum of 300% of the base salary plus the average annual incentive compensation paid FII to him for the most recent three tax years ending before the date on which the change of control and change of authority occurred. In the event of termination without cause (as defined in the agreement) Mr. Humphrey will receive an amount equal to the sum of two years base salary plus the average of the annual incentive compensation paid for the most recent two tax years ending before the date on which termination occurred.

Messrs. Cooper, Brown, McCabe, and Burke are CEOs of our subsidiaries and have employment agreements with them providing employment as the subsidiaries' President and Chief Executive Officer. Each agreement is for a three-year term and includes change of control and change of authority provisions. If the executive's employment is terminated within twelve months after a change in control and a change of authority (as those terms are defined in the agreement), the executive will receive an amount equal to the sum of 200% of the base salary plus the average annual incentive compensation paid by FII to him for the most recent two tax years ending before the date on which the change of control and change of authority occurred. In the event of termination without cause (as defined in the agreement) the executive will receive an amount equal to the sum of one year base salary and the annual incentive compensation paid for the most recent tax year ending before the date termination occurred.

                              INDEPENDENT AUDITORS

KPMG LLP has served as the independent auditors of FII since 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Our directors, executive officers and many of our substantial shareholders and their affiliates are also customers. "Affiliates" include corporations, partnerships and other organizations in which they are officers or partners, or in which they and their immediate families have at least a 10% interest. During 2003, our subsidiary banks made loans in the ordinary course of business to many of our directors, officers, principal shareholders and their affiliates, and to directors, officers and their affiliates of our subsidiary banks. On December 31, 2003, the aggregate principal amount of loans to the FII directors, named executive officers and their affiliates was $3,096,000. Loans outstanding by subsidiary banks to certain officers, directors or companies in which they have 10% or more beneficial ownership (including officers and directors of FII as well as its subsidiaries) approximated $25,651,000 at December 31, 2003. Loans made by our subsidiary banks to officers, directors or companies in which they have a 10% or more beneficial interest (including officers and directors of FII as well as its subsidiaries) were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable transactions with other customers and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and substantial shareholders are subject to limitations contained in the Federal Reserve Act, which requires that such loans satisfy certain criteria. We expect to have such transactions or transactions on a similar basis with our directors, executive officers, principal shareholders and their associates in the future.

FII engaged the law firm of Hodgson Russ LLP to provide legal services to FII during 2003. Director Pamela Davis Heilman is currently a partner with this law firm.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires FII's directors and executive officers and persons who own more than 10% of a registered class of FII's equity securities to file with the U.S. Securities and Exchange Commission reports of transactions in and ownership of FII common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish FII with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2003 except that Randolph C. Brown and Patrick C. Burke each filed one late report.

                              SHAREHOLDER PROPOSALS

Any proposal which an FII shareholder wishes to have considered by the Board of Directors for inclusion in FII's proxy statement for a forthcoming meeting of shareholders must be submitted on a timely basis and meet the requirements of the Securities Exchange Act and FII's By-laws. Proposals for the 2005 annual meeting will not be deemed to be timely submitted unless they are received by FII, directed to the President and Chief Executive Officer of FII, at its principal executive offices, not later than December 7, 2004. Management proxies will be authorized to exercise discretionary voting authority with respect to any other matters unless FII receives such notice thereof at least 45 days prior to the date of the Annual Meeting.

Shareholders may communicate with the Board of Directors or any individual director by sending such communication to the attention of the Corporate Secretary of FII who will forward all such communication to the Board or the individual directors.

                                  OTHER MATTERS

The FII Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

The cost of solicitation of proxies will be borne by FII. In addition to solicitation by mail, some officers and employees of FII may, without extra compensation, solicit proxies personally or by telephone or telegraph and FII will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.

To the extent permitted under the Rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions `Audit Committee Report' (including the Audit Committee Charter), `Management Development & Compensation Committee Report,' and `Stock Performance Graph' shall not be deemed to be `soliciting material,' shall not be deemed filed with the SEC and shall not be incorporated by reference in any filing by FII under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SHAREHOLDERS MAY RECEIVE A COPY OF FII'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 Liberty Street, Warsaw, New York 14569.

April 5, 2004

                                                                       Exhibit A

                           FII AUDIT COMMITTEE CHARTER

I. AUTHORITY and PURPOSE

      The Board of Directors has established the Audit Committee to assist the Board in fulfilling its oversight and fiduciary responsibilities. The primary roles of the Audit Committee are to:

            Serve as an independent and objective party to monitor FII's financial reporting process and system of internal controls.

            Review and assess the audit efforts of FII's internal audit department and the independent accountants (external auditors). The external auditors are ultimately accountable to the Board and the Audit Committee.

            Provide an open forum for communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

      The Audit Committee will fulfill its roles by carrying out the duties and responsibilities as described in Section IV.

II. COMPOSITION

      The Audit Committee shall be comprised of 3 or more directors as determined by the Board, each of whom shall be independent Directors, as defined by the National Association of Securities Dealers (NASD) and the Securities and Exchange Commission (SEC), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee should possess a familiarity with basic finance and accounting practices. At least one member of the Committee shall be deemed an "audit committee financial expert", or the Company will provide the required disclosure that the Committee does not include such an expert, as defined by the SEC.

III. MEETINGS

      The Audit Committee will meet at least four times annually, or more frequently as circumstances warrant. Meetings should allow for independent and separate discussions with the independent accountants, senior management and the internal audit personnel as deemed necessary to ensure candid and open communication.

IV. DUTIES and RESPONSIBILITIES

      The following identify the specific areas and actions that the Audit Committee is responsible for:

            Recommend to the Board of Directors the selection, re-appointment and/or termination of the independent accountants, considering their independence and effectiveness.

            Evaluate permissibility of all services to be performed by the independent accountants, as well as pre-approve those engagements deemed to be allowable, including the fees and other compensation to be paid (for both audit and non audit services).

            Evaluate independent accountants' adherence to partner rotation requirements prior to annual recommendation and approval.

            Review and approve the scope of the annual audit with the independent accountants. Review FII's interim financial and operating results with senior management and the independent accountants.

            Be available to review any significant or material matters pertaining to the filing of the 10-Q or to the release of earnings with the independent accountants.

            Prepare a report for inclusion in FII's proxy statement that states that the committee has:

                  o Reviewed and discussed with management FII's annual financial statements, including any report, opinion or review rendered by the independent accountant.

                  o Discussed the matters that are required to be communicated by Statement on Auditing Standards No. 61 (SAS 61), "Communication with Audit Committees" with the external auditor.

                  o Received the written disclosures and the letter from the external auditor on independence matters as required by Independence Standards Board Standard Number 1.

                  o     Discussed independence issues with the external auditor.

                  o Recommended to the Board of Directors that the audited financial statements be filed with the SEC.

            Review and update the Committee's charter annually, and publish the charter in the proxy statement at least every three years, or in the next proxy statement after any significant amendment to the charter.

            Discuss the coordination of audit effort with the internal auditor and external auditor to assure completeness of coverage, reduction of redundant work, and the effective use of audit resources.

            Review and approve the scope of the internal audit activities on an annual basis.

            Review the internal audit reports issued for areas of the holding company, non-bank subsidiaries and those of concern of banking subsidiaries.

            Approve the selection of external audit firms to perform internal audit work, as needed, to complement the internal audit program, considering their independence and effectiveness, as well as approve the fees and other compensation to be paid.

            Recommend to the Board of Directors the selection, re-appointment and/or termination of the independent external loan review entity, considering their independence and effectiveness, as well as approve the fees and other compensation to be paid.

            Review and approve the scope of the external loan review.

            Review the reports issued by the external loan review entity along with any management responses to recommendations.

            Review and pre-approve the engagement and compensation of any other public accounting firm employed for the purpose of issuance of audit report or related work at the holding company or any subsidiary.

            Seek appropriate third party expert advice, including legal counsel opinions, when matters of a significant and material nature arise that cannot be resolved in the normal course of business.

            Report Committee activities/actions to the Board of Directors at each meeting of the Board following a Committee meeting.

            Perform any other activities consistent with this Charter, FII's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                       Exhibit B

                  FII Nominating / Governance Committee Charter

AUTHORITY and PURPOSE

      The Board of Directors has established the Nominating/Governance Committee (the "Committee") to assist the Board of Directors (the "Board") in:

            o     identifying qualified individuals to become directors;

            o recommend to the Board qualified director nominees for election at the shareholders annual meeting,

            o     determine membership on the Board committees;

            o     recommend a set of Corporate Governance Guidelines;

            o conduct annual self-evaluations of the board and the Committee and;

            o report annually to the Board on the Chief Executive Officer ("CEO") succession plan.

COMMITTEE MEMBERSHIP

      The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three directors. All members of the Committee shall meet the independence standards as specified in the Company's corporate governance guidelines, SEC rules, and Nasdaq rules.

MEETINGS

      The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairman of the Committee to call a meeting. The Chairman of Committee shall report on any Committee meetings held at the next regularly scheduled Board meeting following the Committee meeting.

DUTIES and RESPONSIBILITIES

      The following identify the specific areas and actions that the Nominating/Governance Committee is responsible for:

            o The Committee shall recommend to the Board director nominees for election at the shareholders' annual meeting.

            o Prior to nominating an existing director for reelection to the Board, the Committee shall consider and review among other factors, the existing director's

                        i. Board and committee meeting attendance and performance;

                        ii.   length of Board service;

                        iii. experience, skills and contributions that the existing director brings to the Board; and

                        iv.   independence

            o The Committee shall develop and administer programs for the orientation of new directors and the continuing professional development of all directors.

            o A director nominee shall meet the director qualifications specified in the Company's Corporate Governance Guidelines, including that the director nominee possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full board in collectively serving the long-term interests of the Company's shareholders.

            o The Committee shall have the sole discretion and authority to retain any search firm to assist in identifying director candidates, retain outside counsel and/or any other internal or external advisors and approve all related fees and retention terms.

            o The Committee shall recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the reappointment of a director to a Board committee, the Committee shall review the existing director's independence, if required, skills, Board committee meeting attendance, performance and contribution, and his or her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with relevant experience and skills, and who is independent, if required by the committee charter, to be appointed to fill the vacancy. The Committee shall develop and administer programs for the orientation of new directors and the continuing development of all directors.

            o The Committee shall recommend to the board for its approval the Corporate Governance Guidelines. The Committee will review, when required because of developments in the law, and, in any event annually the Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

            o The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for each director and for the full Board that will be conducted and overseen by the Committee. The Committee shall report to the full Board, following the end of each fiscal year, the results of the annual self-evaluation, including any comments from the self-evaluations. However, any comments from the self-evaluations regarding individual directors shall be reported to the Chairman and CEO and if necessary, to the relevant committee chairman.

            o The Committee shall annually review its own performance by distributing to its members a written self-assessment, which shall be separate from the member's self-assessment of full Board activity. The Chairman shall report the evaluation results to the Board.

            o The Committee shall make an annual report to the Board on emergency as well as expected CEO succession planning. The Committee will work with the full Board to recommend and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential CEO successors, along with a review of any development plans recommended for such individuals.

            o Concerns that are expressed by staff of FII or its subsidiaries or FII Shareholders regarding matters (a) which are outside the scope of the Company's Code of Ethics for CFO, Senior Financial Officers and CEO, and (b) which allege a violation by any director, officer or employee of FII or its subsidiaries of the Company's Code of Business Conduct and Ethics shall be reported by the appropriate management officials to the Committee for review and investigation and the Committee shall recommend to the Board a plan to resolve each such incident.

            o The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

                          FINANCIAL INSTITUTIONS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 5, 2004

The undersigned hereby appoints Peter G. Humphrey, Ronald A. Miller, and Sonia
M. Dumbleton or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of FII to be held on May 5, 2004 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.

                 (Continued and to be signed on the other side.)

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

The Board of Directors recommends that shareholders vote FOR proposal 1.

1.    Election of Directors

                               FOR all         WITH-
                               nominees        HOLD         For All
                               listed         for all       Except
                                             nominees
                                              listed

Nominees:
Samuel M. Gullo
Joseph F. Hurley
James H. Wyckoff
Pamela Davis Heilman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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2.    In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND
RETURN IN THE ENCLOSED ENVELOPE


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*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that FII will not have to bear the unnecessary expense of another solicitation of proxies.

Signed: _______________________________________ Dated: __________________ , 2004

NOTE: Name of shareholder(s) should be signed exactly as it appears on this proxy.